Sprint Nextel Corporation WIRELESS OPERATING STATISTICS (Unaudited) TABLE NO. 2 Wireless Operating Statistics (Unaudited)

	Quarter To Date									Year To Date
	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,		December 31,	December 31,
	2010	2010	2010	2010	2011	2011	2011	2011		2010	2011

Net (Losses) Additions (in thousands)
Sprint platform:
Postpaid (a)	(131)	136	276	453	253	226	265	539	#	734	1,283
Prepaid (b)	392	638	1,171	1,414	1,406	1,149	839	899		3,615	4,293
Wholesale and affiliate	155	166	280	393	389	519	835	954		994	2,697
Total Sprint platform	416	940	1,727	2,260	2,048	1,894	1,939	2,392		5,343	8,273
Nextel platform:
Postpaid (a)	(447)	(364)	(383)	(395)	(367)	(327)	(309)	(378)	#	(1,589)	(1,381)
Prepaid (b)	(44)	(465)	(700)	(768)	(560)	(475)	(354)	(392)		(1,977)	(1,781)
Total Nextel platform	(491)	(829)	(1,083)	(1,163)	(927)	(802)	(663)	(770)		(3,566)	(3,162)

Total retail postpaid net (losses) additions	(578)	(228)	(107)	58	(114)	(101)	(44)	161	#	(855)	(98)
Total retail prepaid net additions	348	173	471	646	846	674	485	507	#	1,638	2,512
Total wholesale and affiliate net additions	155	166	280	393	389	519	835	954		994	2,697
Total Wireless Net (Losses) Additions	(75)	111	644	1,097	1,121	1,092	1,276	1,622	#	1,777	5,111

End of Period Subscribers (in thousands)
Sprint platform:
Postpaid (a)	26,581	26,717	26,993	27,446	27,699	27,925	28,190	28,729	#	27,446	28,729
Prepaid (b),(c)	5,361	5,999	7,121	8,535	9,941	11,090	11,929	12,828		8,535	12,828
Wholesale and affiliate (c)	3,633	3,799	4,128	4,521	4,910	5,429	6,264	7,218		4,521	7,218
Total Sprint platform	35,575	36,515	38,242	40,502	42,550	44,444	46,383	48,775		40,502	48,775
Nextel platform:
Postpaid (a)	6,808	6,444	6,061	5,666	5,299	4,972	4,663	4,285	#	5,666	4,285
Prepaid (b)	5,675	5,210	4,510	3,742	3,182	2,707	2,353	1,961		3,742	1,961
Total Nextel platform	12,483	11,654	10,571	9,408	8,481	7,679	7,016	6,246		9,408	6,246

Total retail postpaid end of period subscribers	33,389	33,161	33,054	33,112	32,998	32,897	32,853	33,014	#	33,112	33,014
Total retail prepaid end of period subscribers (c)	11,036	11,209	11,631	12,277	13,123	13,797	14,282	14,789	#	12,277	14,789
Total wholesale and affiliate end of period subscribers (c)	3,633	3,799	4,128	4,521	4,910	5,429	6,264	7,218		4,521	7,218
Total End of Period Subscribers	48,058	48,169	48,813	49,910	51,031	52,123	53,399	55,021	#	49,910	55,021

ARPU (d)
Sprint platform:
Postpaid	$56.88	$56.84	$56.80	$57.53	$58.52	$59.07	$60.20	$61.22	#	$57.01	$59.76
Prepaid	$18.30	$20.38	$22.37	$24.16	$25.76	$25.53	$25.35	$25.16	#	$21.64	$25.43
Nextel platform:
Postpaid	$47.34	$46.88	$46.08	$44.74	$44.35	$43.68	$42.78	$41.91	#	$46.32	$43.25
Prepaid	$35.67	$35.85	$34.54	$35.07	$35.46	$34.63	$35.62	$34.91	#	$35.32	$35.17

Total retail postpaid ARPU	$54.89	$54.85	$54.78	$55.26	$56.17	$56.67	$57.65	$58.59	#	$54.94	$57.27
Total retail prepaid ARPU	$27.49	$27.98	$27.62	$27.95	$28.39	$27.53	$27.19	$26.62	#	$27.76	$27.40

Churn
Sprint platform:
Postpaid	2.14%	1.82%	1.91%	1.84%	1.78%	1.72%	1.91%	1.99%		1.93%	1.85%
Prepaid	5.07%	4.81%	4.06%	3.63%	3.41%	3.25%	3.43%	3.07%		4.3%	3.28%
Nextel platform:
Postpaid	2.21%	1.97%	2%	1.93%	1.95%	1.92%	1.91%	1.89%		2.03%	1.92%
Prepaid	6.34%	6.43%	6.97%	7.37%	6.94%	7.29%	7.02%	7.18%		6.73%	7.1%

Total retail postpaid churn	2.15%	1.85%	1.93%	1.86%	1.81%	1.75%	1.91%	1.98%		1.95%	1.86%
Total retail prepaid churn	5.74%	5.61%	5.32%	4.93%	4.36%	4.14%	4.07%	3.68%		5.39%	4.05%

(a) Postpaid subscribers on the Sprint platform are defined as retail postpaid subscribers on the CDMA network, including subscribers with PowerSource devices, and those utilizing WiMax technology. Postpaid subscribers on the Nextel platform are defined as retail postpaid subscribers on the iDEN network.

(b) Prepaid subscribers on the Sprint platform are defined as retail prepaid subscribers who utilize CDMA technology via our multi-brand offerings. Prepaid subscribers on the Nextel platform are defined as retail prepaid subscribers who utilize iDEN technology via our multi-brand offerings.

(c) End of period subscribers reflect the sale and transfer of 49,000 subscribers which are not included in net additions, in the third quarter 2010, from Sprint platform retail prepaid to Wholesale and affiliate prospectively from the date of sale.

(d) ARPU is calculated by dividing service revenue by the sum of the average number of subscribers in the applicable service category. Changes in average monthly service revenue reflect subscribers for either the postpaid or prepaid service category who change rate plans, the level of voice and data usage, the amount of service credits which are offered to subscribers, plus the net effect of average monthly revenue generated by new subscribers and deactivating subscribers.